SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 2, 2005 (October 27, 2005)

Tri-S Security Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

                See the disclosure set forth in Item 4.02 of this Current Report.

Item 4.02                                                 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                On October 27, 2005, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Tri-S Security Corporation (the “Company”) determined that the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (collectively, the “Previously Issued Financial Statements”) should be restated. The restatement of the Previously Issued Financial Statements (the “Restatement”) will account for the Company’s 10% equity interest in Army Fleet Support, LLC, a joint venture which provides logistics support for U.S. Army aviation training at Fort Rucker, Alabama (the “Joint Venture”), using the equity method of accounting as required by Account Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock” and Statement of Financial Accounting Standards No. 94, “Consolidation of All Majority-Owned Subsidiaries”, which require that a greater than 5% equity interest in another entity be accounted for in accordance with the equity method, rather than the cost method of accounting.

                Under the equity method of accounting, the Company will record its share of the Joint Venture’s income on the Company’s income statement and as a part of the Company’s net income.  The carrying amount of the Company’s equity interest in Joint Venture on the Company’s balance sheet will be increased to reflect the Company’s share of the Joint Venture’s income and will be reduced to reflect the Company’s share of the Joint Venture’s losses as well as the cash distributions received by the Company from the Joint Venture.  The carrying amount of the Company’s equity interest in the Joint Venture will also be reduced by the amortization of the excess of the cost over the net book value of the assets of the Joint Venture. The  Company’s equity interest in the Joint Venture will be amortized on a straight-line basis over the life of the contract, which is approximately 10 years.

In the Previously Issued Financial Statements, the Company recorded the cost of the Joint Venture as of the date on which the Company acquired Paragon Systems, Inc., which owns directly the equity interest in the Joint Venture.  The original cost of the investment in the Joint Venture was based on the value attributed to the Company’s portion of the value of the Joint Venture’s federal government contracts.  On October 27, 2005, the Audit Committee determined that the Previously Issued Financial Statements could no longer be relied upon because they accounted for the Company’s equity interest in the Joint Venture in accordance with the cost method of accounting, rather than the equity method of accounting.

Although the Company has not yet finalized the Restatement, the Company believes, based upon the financial information provided by the Joint Venture, that, as a result of the Restatement: (i) the Company’s net loss for the year ended December 31, 2004 will be reduced by approximately $1,000,000; (ii) the Company’s net loss for the three months ended March 31, 2005 will be reduced by approximately $400,000; and (iii) the Company will report for the three months ended June 30, 2005 net income of approximately $100,000, rather than the net loss of $133,000 reported in the Previously Issued Financial Statements.

                The Audit Committee has discussed the matters disclosed in this Current Report with its auditor, Miller Ray Houser & Stewart LLP (“MRH&S”), an independent public accounting firm. Prior to the Restatement, MRH&S had rendered an unqualified audit opinion on the Company’s consolidated financial statements for the year ended December 31, 2004.

                This Current Report includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” and other terms with similar meaning indicating potential impact on our business. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, the Company can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements in this Current Report are expressly qualified by such cautionary statements and by reference to their underlying assumptions. The Company does not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in the Company’s expectations, whether as a result of new information, future events or otherwise. You may obtain and review the Company’s filings with the Securities and Exchange Commission by visiting the Commission’s web-site at http://www.sec.gov.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Ronald G. Farrell, Chief Executive Officer

Dated:  November 2, 2005